SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

DATE OF REPORT – July 26, 2010

(Date of Earliest Event Reported)

COLUMBIA LABORATORIES, INC.
(Exact name of registrant as specified in its charter)

Commission File No.  1-10352

Delaware	59-2758596
(State of Incorporation)	(I.R.S. Employer Identification No.)

354 Eisenhower Parkway Livingston, New Jersey	07039
(Address of principal executive offices)	Zip Code

Registrant’s telephone number, including area code:  (973) 994-3999

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[X] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b)	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 26, 2010, Anthony R. Campbell, James S. Crofton, and Selwyn P. Oskowitz, M.D., each informed Columbia Laboratories, Inc. (the “Company”) that he will retire from the Company’s Board of Directors at the end of his current term and not stand for re-election at the Company’s 2010 annual meeting of stockholders. Each retiring director will continue to serve on the Company’s Board of Directors until the Company’s 2010 annual meeting of stockholders.

Item 8.01	Other Events

On July 26, 2010, the Company’s Board of Directors scheduled the 2010 annual meeting of stockholders for September 13, 2010, at 10:00 a.m. Eastern Time at the Company’s executive offices, at 354 Eisenhower Parkway, Livingston, NJ 07039. The Company expects to file the definitive proxy for the meeting and mail it to stockholders on or about August 3, 2010.

The Board has nominated the following current directors for reelection to the Board at the annual meeting: Valerie L. Andrews, Edward A. Blechschmidt, Frank C. Condella, Jr., Stephen G. Kasnet, and G. Frederick Wilkinson. In addition, the Board has nominated Cristina Csimma, PharmD for election as a director at the annual meeting.

Dr. Csimma has served as Vice President, Drug Development, of Virdante Pharmaceuticals, Inc., since January 2009. She was a principal of Clarus Ventures, LLC (life sciences venture capital), from 2006 through 2008. She was Senior Director/Director, Experimental Medicine and Translational Research, Wyeth Research (pharmaceuticals) from 2001 to 2006, and Director, Clinical Research and Development, Wyeth-Ayerst Research (pharmaceuticals) from 2000 to 2001. Previously, Dr. Csimma held various positions, including Associate Director, Clinical Research, with Genetics Institute from 1988 to 2000, and was a Clinical Pharmacist with Dana-Farber Cancer Institute from 1983 to 1988. Dr. Csimma holds B.S. and Doctor of Pharmacy degrees from the Massachusetts College of Pharmacy and Allied Health Sciences, and a Master of Health Professions degree from Northeastern University.

Additional Information:
This communication is not a solicitation of a proxy from any security holder of the Company. In connection with stockholder election of members to the Board of Directors and certain other matters, the Company will file with the Securities and Exchange Commission (“SEC”) a proxy statement and intends to mail to its security holders such proxy statement and other materials. THE PROXY STATEMENT WILL BE SENT TO THE COMPANY’S SECURITY HOLDERS AND WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, THE ELECTION OF MEMBERS TO THE BOARD OF DIRECTORS AND RELATED MATTERS. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY WHEN THEY ARE AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE ELECTION OF MEMBERS TO THE BOARD OF DIRECTORS AND THE OTHER MATTERS DESCRIBED THEREIN. Free copies of the proxy statement and other documents filed with the SEC by the Company, when they become available, can be obtained through the website maintained by the SEC at www.sec.gov. In addition, free copies of the proxy statement and other documents will be available from the Company to any stockholder who contacts the Company’s Chief Financial Officer by writing to Columbia Laboratories, Inc., 354 Eisenhower Parkway, Plaza 1, 2nd Floor, Livingston, NJ 07039, or by calling 866-566-5636, or on the Company’s investor relations website, which is accessible at www.columbialabs.com and www.cbrxir.com, under the “Investors” tab.

Participation in the Solicitation:
The Company and its directors and executive officers and certain other members of management may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the election of members to the Board of Directors. Information regarding the special interests, if any, of these directors, executive officers and members of management in the election of members to the Board of Directors will be included in the proxy statement and other relevant documents filed with the SEC. Additional information regarding the Company’s directors and executive officers will also be included in the proxy statement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 26, 2010

COLUMBIA LABORATORIES, INC.

By: /S/ Lawrence A. Gyenes
Lawrence A. Gyenes
Senior Vice President
and Chief Financial Officer